Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Table

Form S-4

(Form Type)

Biomotion Sciences

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Security		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value $0.0001 per share	457(c) and 457(f)(1)	2,562,019	(2)	$11.16	(3)	$28,592,132.04	(4)	.0001476		$4,220.20
Fees to Be Paid	Equity	Ordinary Shares, par value $0.0001 per share	457(f)(2)	6,250,000	(5)	$0.00089533	(6)	$5,595.82		.0001476		$0.83
Fees to Be Paid	Equity	Warrants, each exercisable for one Ordinary Share at an exercise price of $11.50 per share	457(g)	5,940,000		N/A	(7)	N/A	(7)	N/A	(7)	N/A	(7)
Fees to Be Paid	Equity	Ordinary Shares issuable upon exercise of warrants	457(g) and 457(i)	5,940,000		$11.561	(8)	$68,672,340		.0001476		$10,136.04
Fees Previously Paid	—	—	—	—		—		—				—
	Total Offering Amounts							$97,270,067.86				$14,357.07
	Total Fees Previously Paid											—
	Total Fee Offsets											—
	Net Fee Due											$14,357.07

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement for which this filing fee table serves as an exhibit also covers an indeterminate number of additional ordinary shares, par value $0.0001 (“ordinary shares”) of Biomotion Sciences (“Biomotion Sciences”) as may be issuable as a result of stock splits, stock dividends or similar transactions.
(2)	Represents the maximum number of ordinary shares of the registrant, Biomotion Sciences, issuable in exchange (on a one-for-one basis) for Class A ordinary shares of Moringa Acquisition Corp (“Moringa”), consisting of (i) 515,019 public Class A ordinary shares of Moringa, (ii) 380,000 private Class A ordinary shares of Moringa, (iii) 100,000 representative Class A ordinary shares of Moringa, and (iv) 1,567,000 Class A ordinary founders shares of Moringa that may be used as backstop shares, pursuant to the business combination described in the accompanying registration statement (the “Business Combination”) in accordance with the Amended and Restated Business Combination Agreement, dated as of April 3, 2024, by and among Biomotion Sciences, Moringa, Silexion Therapeutics Ltd. (“Silexion”), August M.S. Ltd. (a wholly owned subsidiary of Biomotion Sciences), and Moringa Acquisition Merger Sub Corp (also a wholly-owned subsidiary of Biomotion Sciences).
(3)	Calculated pursuant to Rule 457(f)(1) and Rule 457(c) promulgated under the Securities Act, based on the average of the high ($11.16) and low ($11.16) prices of the Moringa Class A ordinary shares on the Nasdaq Capital Market (“Nasdaq”) on May 3, 2024.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(f)(1) under the Securities Act, based upon the product of (i) $11.16 (the average of the high and low sale prices of the Moringa Class A ordinary shares as reported on Nasdaq on May 3, 2024) and (ii) 2,562,019 (the estimated maximum number of Class A ordinary shares of Moringa to be exchanged pursuant to the proposed Business Combination, as determined in note (2) above).

(5)	Represents the aggregate number of ordinary shares of Biomotion Sciences to be issued to securityholders of Silexion upon completion of the Business Combination in exchange for existing ordinary shares, par value NIS 0.01 per share, of Silexion, and existing preferred shares par value NIS 0.01 per share, of Silexion.
(6)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. Silexion is a private company, no market exists for its securities, and Silexion has an accumulated deficit. Therefore, the proposed maximum aggregate offering price per ordinary share of Biomotion Sciences to be issued in exchange for Silexion shares is equal to one-third of the par value of the Silexion ordinary shares and Silexion preferred shares to be exchanged. Because the par value of Silexion shares (NIS 0.01) is stated in New Israeli Shekels (“NIS”), the U.S. dollar equivalent of that par value ($0.002686), and one-third thereof ($0.00089533) has been calculated based on the 3.723 NIS= 1 U.S. dollar representative exchange rate published by the Bank of Israel on May 3, 2024.
(7)	The maximum number of Biomotion Sciences warrants and ordinary shares of Biomotion Sciences issuable upon exercise of such warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to such warrants has been allocated to the ordinary shares of Biomotion Sciences issuable upon exercise of such warrants and included in the registration fee paid in respect of such ordinary shares of Biomotion Sciences. No additional registration fee is payable pursuant to Rule 457(g).
(8)	Calculated pursuant to Rule 457(g) and 457(i) under the Securities Act, based on the sum of (i) the $11.50 exercise price of the Biomotion Sciences warrants to be issued in exchange (on a one-for-one basis) for Moringa warrants pursuant to the Business Combination, and (ii) the average of the high and low sales prices of the Moringa warrants on the Nasdaq Capital Market on May 3, 2024 ($0.061 per warrant).